SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):  January 19, 1998


                        TREND-LINES, INC.
                         ..............
     (Exact name of registrant as specified in its charter)


Massachusetts         0-24390               04-2722797
(State or other                             (I.R.S. Employer
jurisdiction of       (Commission file      Identification
incorporation or      number)               Number)
organization)



       135 American Legion Highway, Revere. Massachusetts   02151
       ..........................................................
      (Address of principal executive office)            (Zip Code)



(Registrant's telephone number, including area code): (617) 853-0900


Item 5 - Other Events

     On January 7, 1998, Trend-Lines, Inc. (the "Registrant") issued a press release announcing that it had entered into a definitive agreement to acquire 13 Nevada Bob's franchised stores located in the New England area from Golf Acquisition Limited Partnership, a private investment partnership. The Company purchased the net assets, not including Nevada Bob's franchise rights, for approximately $5.5 million, subject to an adjustment for audited operating results. The acquisition was financed from a draw under the Registrant's revolving credit agreement. Total sales of the 13 stores during 1996 were approximately $20 million. The Registrant indicated that it will include the 13 stores in its operating numbers effective January 1, 1998. The stores will immediately be operated as Gold Day stores, bringing the total number of Golf Day stores to 61, before any possible consolidations.


Exhibits


     Exhibit 1 - Press Release dated January 7, 1998, announcing, among other things, the acquisition of a chain of 13 Nevada Bob's
Franchise Golf Stores.


                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TREND-LINES, INC.
                              Registrant



Date:  January 19, 1998            By: /s/ Karl P. Sniady
                                   Karl P. Sniady
                                   (Executive Vice President,
                                     Chief Financial Officer)